   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2001

                                                 REGISTRATION NO. 333-
                                                                  333-       -01
                                                                  333-       -02
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                               SUNTRUST CAPITAL V
                              SUNTRUST CAPITAL VI
         (Exact name of registrant as specified in its Trust Agreement)

                         DELAWARE                                              EACH TO BE APPLIED FOR
     (State or other jurisdiction of incorporation or                   (I.R.S. Employer Identification No.)
                       organization)

                              SUNTRUST BANKS, INC.
             (Exact name of registrant as specified in its charter)

                          GEORGIA                                                      58-1575035
      (State or other jurisdiction of incorporation or                    (I.R.S. Employer Identification No.)
                       organization)

                 303 PEACHTREE STREET, N.E.                                     RAYMOND D. FORTIN, ESQ.
                   ATLANTA, GEORGIA 30308                                        SENIOR VICE PRESIDENT
                       (404) 588-7711                                             SUNTRUST BANKS, INC.
    (Address, including zip code, and telephone number,                        303 PEACHTREE STREET, N.E.
          including area code, of registrant's                                 ATLANTA, GEORGIA 30308
              principal executive offices)                                           (404) 588-7165
                                                               (Name, address, including zip code, and telephone number,
                                                                   including area code, of agent for service)

                             ---------------------
                                   COPIES TO:

                    MARY A. BERNARD                                              SUSAN J. SUTHERLAND
                    KING & SPALDING                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
              1185 AVENUE OF THE AMERICAS                                         FOUR TIMES SQUARE
                NEW YORK, NEW YORK 10036                                       NEW YORK, NEW YORK 10036
                     (212) 556-2100                                                 (212) 735-3000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
               TITLE OF EACH CLASS                                       PROPOSED             PROPOSED
                  OF SECURITIES                       AMOUNT TO      MAXIMUM OFFERING     MAXIMUM AGGREGATE        AMOUNT OF
                 TO BE REGISTERED                   BE REGISTERED   PRICE PER SECURITY     OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Preferred securities of SunTrust Capital V........       (1)                (2)                  (1)                  N/A
---------------------------------------------------------------------------------------------------------------------------------
Preferred securities of SunTrust Capital VI.......       (1)                (2)                  (1)                  N/A
---------------------------------------------------------------------------------------------------------------------------------
Guarantees by SunTrust Banks, Inc. of the
 above-referenced preferred securities............       (3)                (3)                  (3)                  N/A
---------------------------------------------------------------------------------------------------------------------------------
Subordinated debt securities of SunTrust Banks,
 Inc..............................................       (1)                (2)                  (1)                  N/A
---------------------------------------------------------------------------------------------------------------------------------
Total.............................................   $300,000,000           N/A             $300,000,000            $75,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of the preferred securities of SunTrust Capital V and SunTrust Capital VI, which we refer to as the Trusts, issued under this registration statement exceed $300,000,000, exclusive of accrued interest and dividends, if any. Subordinated debt securities may be issued and sold by SunTrust Banks, Inc., which we refer to as SunTrust, to a Trust in an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities and common securities issued by such Trust, in which event such subordinated debt securities may later be distributed for no additional consideration to the holders of the preferred securities of such Trust upon a dissolution of such Trust and the distribution of its assets.
(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.
(3) Includes the rights of holders of the preferred securities of the Trusts under the preferred securities guarantee and the common securities guarantee and certain back-up undertakings, comprising the obligations of SunTrust to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of the Trusts, other than with respect to such preferred securities, and such obligations of SunTrust as set forth in the amended and restated declaration of trust of each Trust and the indenture, in each case as further described in the registration statement. The guarantees, when taken together with SunTrust's obligations under the subordinated debt securities, the indenture and the amended and restated declaration of trust of each Trust, will provide a full and unconditional guarantee on a subordinated basis by SunTrust of payments due on the preferred securities of each Trust. No separate consideration will be received for any guarantee or such back-up obligations.
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2001

PROSPECTUS

                              SUNTRUST BANKS, INC.
                          SUBORDINATED DEBT SECURITIES

                             ---------------------

                               SUNTRUST CAPITAL V

                              SUNTRUST CAPITAL VI
                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                              SUNTRUST BANKS, INC.

                             ---------------------

     We may offer from time to time preferred securities, and SunTrust Banks, Inc. may offer from time to time subordinated debt securities and guarantees of our preferred securities. We or SunTrust Banks, Inc., as the case may be, will provide the specific terms of these securities as applicable in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     NEITHER THE PREFERRED SECURITIES OFFERED BY US NOR THE SUBORDINATED DEBT SECURITIES OR GUARANTEES OFFERED BY SUNTRUST BANKS, INC. WILL BE SAVINGS ACCOUNTS OR DEPOSITS. THESE SECURITIES WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

             The date of this prospectus is                , 2001.

                             ABOUT THIS PROSPECTUS

     This prospectus is a part of a registration statement that we and SunTrust filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell preferred securities and SunTrust may sell subordinated debt securities and guarantees of our preferred securities in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we and SunTrust may sell from time to time. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." We and SunTrust may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.

     Unless the context requires otherwise, references to (1) the "Trusts," "we," "us," "our," or similar terms are to SunTrust Capital V and SunTrust Capital VI, statutory Delaware business trusts and the issuers of the preferred securities and (2) "SunTrust" are to SunTrust Banks, Inc. and its consolidated subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     SunTrust files annual, quarterly and current reports, proxy statements and other information with the SEC. SunTrust's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document SunTrust files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. SunTrust's SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of SunTrust's public filings at the New York Stock Exchange, you should call (212) 656-5060.

     The SEC allows us to "incorporate by reference" into this prospectus the information SunTrust files with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and information that SunTrust subsequently files with the SEC will automatically update and supercede information in this prospectus and in other filings with the SEC. We incorporate by reference the documents listed below, which SunTrust has already filed with the SEC, and any future filings SunTrust makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we and SunTrust sell all the securities offered by this prospectus:

     - Amendment No. 1 to SunTrust's Annual Report on Form 10-K for the year ended December 31, 2000;

     - Amendment No. 1 to SunTrust's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - SunTrust's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001; and

     - SunTrust's Current Reports on Form 8-K dated September 26, 2001, October 10, 2001 and October 11, 2001.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:
         SunTrust Banks, Inc.
         303 Peachtree Street, N.E.
         Atlanta, Georgia 30308
         (404) 658-4879
         Attention:  Gary Peacock, Jr.
                     Senior Vice President

     We and SunTrust have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we and SunTrust filed with the SEC when we and SunTrust registered the securities. The registration statement may contain additional information that may be important to you.

     We have not included or incorporated by reference into this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would be material to holders of preferred securities because:

     - SunTrust will own, directly or indirectly, all of the voting securities of the Trusts and it is a reporting company under the Securities Exchange Act of 1934,

     - the Trusts have no independent operations and exist for the sole purpose of issuing preferred securities and investing the proceeds in SunTrust's subordinated debt securities, and

     - SunTrust's obligations under the indenture, the declaration of trust, the guarantee of the preferred securities and the subordinated debt securities purchased by each Trust, taken together, constitute a full and unconditional guarantee of payments due on the preferred securities.

See "Description of the Subordinated Debt Securities" and "Description of the Guarantees."

     The Trusts are not and will not be subject to the informational requirements of the Securities Exchange Act of 1934.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT. NEITHER WE NOR SUNTRUST HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE AND SUNTRUST ARE ONLY OFFERING THESE SECURITIES IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES ON THE FRONT OF THOSE DOCUMENTS.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. We may also make forward-looking statements in reports filed by SunTrust with the SEC that we incorporate by reference in this prospectus or in the accompanying prospectus supplement. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements are based on beliefs and assumptions of SunTrust's management, and on information currently available to SunTrust's management.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our and SunTrust's ability to control or predict. Such factors include, but are not limited to, the following:

     - competitive pressures among depository and other financial institutions may increase significantly;

     - changes in the interest rate environment may reduce margins;

     - general economic or business conditions may lead to a deterioration in credit quality or a reduced demand for credit;

     - legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which SunTrust is engaged;

     - changes in the securities markets; and

     - SunTrust's competitors may have greater financial resources and develop products that enable them to compete more successfully than it does.

     We and SunTrust believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and neither we nor SunTrust undertakes any obligation to update publicly any of them in light of new information or future events.

                              SUNTRUST BANKS, INC.

     SunTrust is the ninth largest commercial banking organization in the U.S. with assets of approximately $103.3 billion at September 30, 2001. SunTrust provides a full line of consumer and commercial banking services to more than
5.5 million customers through over 1,100 branches and 2,000 ATMs in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia. SunTrust's primary businesses include traditional deposit and credit services as well as trust and investment services. SunTrust also provides, through various subsidiaries, credit cards, mortgage banking, credit-related insurance, discount brokerage and investment banking services. As of September 30, 2001, SunTrust had total deposits of $63.1 billion, discretionary trust assets of $88.2 billion and a mortgage servicing portfolio of $46.9 billion.

     Under the long-standing policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support these banks. As a result of this policy, SunTrust may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

     Because SunTrust is a bank holding company, its rights and the rights of its creditors, including the holders of any of the preferred securities offered by this prospectus, to participate in the distribution and payment of assets of any of its subsidiaries upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that SunTrust may be a creditor with recognized claims against the subsidiary.

     SunTrust is incorporated under the laws of the State of Georgia. SunTrust's principal executive offices are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308. SunTrust's general information telephone number is (404) 588-7711.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges of SunTrust, which includes its subsidiaries, on a consolidated basis. The ratio of earnings to fixed charges has been computed by dividing:

     - net income plus all applicable income taxes plus fixed charges, by

     - fixed charges.

     Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed. For 1999, the ratio of earnings to fixed charges has been computed excluding extraordinary gains.

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                         YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                                                     --------------------------------   --------------
                                                     1996   1997   1998   1999   2000   2000     2001
                                                     ----   ----   ----   ----   ----   -----    -----
Including interest on deposits.....................  1.58   1.60   1.54   1.60   1.51   1.52     1.63
Excluding interest on deposits.....................  3.11   2.76   2.33   2.39   2.46   2.52     2.56

     We have not presented the ratio of earnings to combined fixed charges including preferred stock dividends of SunTrust because SunTrust did not pay any dividends on any preferred securities during the periods shown in the table above. Accordingly, the ratio of earnings to combined fixed charges including preferred stock dividends would be the same as the ratio of earnings to fixed charges for the periods shown in the table above.

                                   THE TRUSTS

     Each Trust is a statutory business trust formed under Delaware law. Each Trust was created pursuant to a separate certificate of trust, which was filed with the Secretary of State of the State of Delaware, and a declaration of trust executed by SunTrust, as sponsor, and the Trust's trustees. A statutory business trust is a separate legal entity that can be formed for the purposes of holding property. For federal income tax purposes, each Trust is a grantor trust. Each Trust exists for the exclusive purposes of:

     - issuing its preferred securities and common securities, which represent undivided beneficial interests in its assets,

     - investing the gross proceeds received from the sale of the preferred securities and common securities in an equal aggregate principal amount of subordinated debt securities of SunTrust, and

     - engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

     The public will initially own all of a Trust's preferred securities. SunTrust will own all of a Trust's common securities. When a Trust issues its preferred securities, that Trust's declaration of trust will be amended and restated to set the terms of the preferred securities. The common securities will represent an aggregate liquidation amount equal to at least 3% of a Trust's total capitalization. The preferred securities will represent the remaining approximate 97% of a Trust's total capitalization.

     The common securities of a Trust will rank equally, and payments will be made on the common securities on a ratable basis, with the preferred securities of the Trust. However, if an event of default under the amended declaration of any Trust exists, the rights of the holders of the common securities of that Trust to receive distributions and payments and upon liquidation, redemption and otherwise will rank junior to the rights of the holders of the preferred securities of that Trust.

     Pursuant to the amended declaration of a Trust, the Trust will initially have five trustees. Three of the trustees will be employees or officers of SunTrust, which we refer to as the "regular trustees." Bank One, N.A. will serve as institutional trustee under the amended declaration of each Trust. Bank One Delaware, Inc. will act as the Delaware trustee for each Trust. The institutional trustee and the Delaware trustee may at any time be removed or replaced by the holder of the common securities of the applicable Trust. For purposes of compliance with the provisions of the Trust Indenture Act of 1939, Bank One, N.A. will also act as indenture trustee under SunTrust's guarantee of the preferred securities of each Trust, which we refer to as a "guarantee," until replaced by the holder of the common securities of that Trust.

     The institutional trustee for each Trust will hold title to the subordinated debt securities for the benefit of the Trust and that of the holders of the preferred securities and common securities of that Trust and, so long as the Trust holds the subordinated debt securities, the institutional trustee will have the power to exercise all rights, powers, and privileges of a holder of debentures under the indenture. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing trust account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the applicable preferred securities and common securities, which we refer to as the "property account". The property account may be held at the institutional trustee or any paying agent of the institutional trustee. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable preferred securities and common securities out of funds from the property account. Bank One, N.A. will hold the guarantee for the benefit of the holders of the preferred securities of each Trust.

     SunTrust, as the direct or indirect holder of all the common securities of each Trust, will have the right to appoint, remove or replace any trustee of a Trust and to increase or decrease the number of trustees. SunTrust will pay all fees, expenses, debts and obligations, other than with respect to the preferred securities and common securities, incurred and associated with each Trust and the offering of the preferred securities by either Trust.

     The principal executive offices of each Trust are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and the telephone number of each Trust is 404-588-7711.

                                USE OF PROCEEDS

     Each Trust will use all proceeds received from the sale of its preferred securities to purchase subordinated debt securities issued by SunTrust. Unless the applicable prospectus supplement states otherwise, SunTrust intends to use the net proceeds from the sale of its subordinated debt securities for general corporate purposes, which may include:

     - the repayment of long-term indebtedness;

     - the repayment of short-term indebtedness, including commercial paper;

     - the purchase of equity securities, including the repurchase by SunTrust of common stock pursuant to its on-going stock repurchase plan;

     - investments at the holding company level;

     - investments in, or extensions of credit to, SunTrust's banking and other subsidiaries and other banks and companies engaged in other financial service activities;

     - possible acquisitions; and

     - the purchase of trust-originated preferred securities.

     Until SunTrust uses the proceeds from the sale of any subordinated debt securities, it may temporarily invest the net proceeds in short-term marketable securities.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     SunTrust may issue subordinated debt securities from time to time in one or more series under the indenture dated as of November 14, 2001 between SunTrust and Bank One, N.A., as debt trustee. We refer to the indenture as supplemented or amended from time to time as the "indenture". The indenture will be qualified under the Trust Indenture Act of 1939. The terms of the subordinated debt securities will include those in the indenture and those made part of the indenture by the Trust Indenture Act. The following summary of the material terms and provisions of the subordinated debt securities is not intended to be complete. You should read the following description together with the indenture to help you understand the terms of the subordinated debt securities. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

     The subordinated debt securities will be issued as unsecured debt under the indenture. The indenture does not limit the aggregate principal amount of subordinated debt securities that SunTrust may issue and provides that SunTrust may issue subordinated debt securities from time to time in one or more series pursuant to a supplemental indenture or a resolution of SunTrust's board of directors or a duly appointed committee.

     If SunTrust issues subordinated debt securities to a Trust in connection with the issuance of preferred securities and common securities by the Trust, the subordinated debt securities may be distributed ratably to the holders of such preferred securities and common securities in connection with the dissolution of the Trust as described in the applicable prospectus supplement. SunTrust will issue only one series of subordinated debt securities to a Trust in connection with a Trust's issuance of its preferred securities and common securities.

     A prospectus supplement relating to a series of subordinated debt securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

     - the title of the subordinated debt securities;

     - any limit on total principal amount of the subordinated debt securities;

     - the maturity date or dates on the subordinated debt securities;

     - the rate or rates of interest on the subordinated debt securities, or the method of determining such rate or rates, if any;

     - the date or dates from which interest, if any, will accrue;

     - the date or dates on which interest will be payable, or the method of determining such interest payment date or dates, and the related record dates;

     - the place or places where the principal of, premium, if any, and any interest will be payable;

     - the right, if any, to extend the interest payment periods and the duration of such extension;

     - any redemption dates, prices, rights, obligations and restrictions on the subordinated debt securities;

     - any mandatory or optional sinking fund, purchase fund or analogous provisions;

     - the denominations in which the subordinated debt securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

     - the currency or currency unit in which principal, premium, if any, and interest will be paid if other than U.S. dollars;

     - any event of default with respect to the subordinated debt securities, if not set forth in the indenture;

     - the form of the subordinated debt securities, including the form of the certificate of authentication;

     - any trustee, authenticating or paying agent, warrant agent, transfer agent or registrar with respect to the subordinated debt securities;

     - whether the subordinated debt securities will be issued as global securities and, in such case, the depositary for such global securities, and certain other matters relating to such global securities; and

     - any other terms of such series of subordinated debt securities.

     The indenture does not contain provisions that would afford holders of the subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving SunTrust that may adversely affect such holders.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless the applicable prospectus supplement states otherwise, SunTrust will issue the subordinated debt securities in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. Holders of subordinated debt securities will not pay any service charge for any registration of transfer or exchange of the subordinated debt securities. SunTrust may, however, require payment of a sum sufficient to cover any tax or other government charge payable in connection with such registration or transfer.

     Unless the applicable prospectus supplement states otherwise, principal, premium, if any, and interest, will be payable, and the subordinated debt securities will be transferable, at the corporate trust office of the debt trustee as paying and authenticating agent, except that, at SunTrust's option, interest may be paid:

     - by check mailed to the address of the person entitled to such interest as it appears in the security register, or

     - by wire transfer to an account maintained by the person entitled to such interest as specified in the applicable security register.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

     SunTrust may issue subordinated debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. In such case, one or more global securities will be issued in an aggregate denomination equal to the portion of the aggregate principal amount of outstanding subordinated debt securities to be represented by such global security. Until it is exchanged in whole or in part for subordinated debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary to its nominee and except in the circumstances described in the applicable prospectus supplement.

     The specific terms of any depositary arrangement and a description of the depositary will be provided in the applicable prospectus supplement.

SUBORDINATION

     The subordinated debt securities will rank junior to certain of SunTrust's other debt, which may include both senior and subordinated indebtedness for money borrowed, to the extent described in the applicable prospectus supplement.

CERTAIN COVENANTS OF SUNTRUST

     SunTrust will not, and will not permit any of its subsidiaries to:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of SunTrust's capital stock;

     - make any payment of principal, premium, if any, or interest on, or repay, repurchase or redeem any of SunTrust's debt securities that rank equal or junior to the subordinated debt securities; or

     - make any guarantee payment with respect to any guarantee by SunTrust of debt securities of any of its subsidiaries if such guarantee ranks equal or junior to the subordinated debt securities;

if at such time:

          (1) an event of default exists under the indenture, which we refer to as an "indenture event of default," and SunTrust has not taken reasonable steps to cure the event of default;

          (2) if such subordinated debt securities are held by the institutional trustee, SunTrust has defaulted on its payment obligations under the guarantee or the guarantee of the common securities of such Trust; or

          (3) SunTrust has deferred the payment of interest on such subordinated debt securities as permitted under the indenture.

The foregoing covenant does not, however, apply to:

     - dividends, distributions, redemptions, purchases or acquisitions made by SunTrust by issuing its capital stock (or options, warrants or other rights to subscribe for its capital stock),

     - dividends declared in connection with implementing a shareholders' rights plan, issuing stock under the plan or redeeming or repurchasing rights pursuant to the plan,

     - payments under the guarantee or guarantee of common securities,

     - the purchase of fractional shares resulting from a reclassification of SunTrust's capital stock,

     - the purchase of fractional interests in shares of SunTrust's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

     - purchases of common stock related to the issuance of common stock or rights under any of SunTrust's director, officer or employee benefit plans, and
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

     - obligations under any of SunTrust's dividend reinvestment or stock purchase plans,

     For so long as such preferred securities and common securities of a Trust remain outstanding, SunTrust will:

     - maintain, directly or indirectly, 100% ownership of the common securities of the Trust,

     - use its commercially reasonable efforts to cause the Trust to remain a grantor trust, and to continue to be classified as a grantor trust for United States federal income tax purposes, and

     - not to cause or permit the dissolution, winding-up or termination of the Trust except in connection with a distribution of the subordinated debt securities as provided in the amended declaration of the Trust, and certain mergers, consolidations or amalgamations.

LIMITATION ON MERGERS AND SALES OF ASSETS

     SunTrust may not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any person unless:

     - the successor entity expressly assumes SunTrust's obligations under the indenture, and

     - after giving effect to the transaction, no indenture event of default exists and no event that with notice or lapse of time would become an indenture event of default has occurred.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     Under the indenture, the following events will constitute an indenture event of default with respect to each series of subordinated debt securities:

     - SunTrust fails for 30 days to pay any interest on the subordinated debt securities of that series when due; or

     - SunTrust fails to pay the principal of, or premium, if any, on the subordinated debt securities of that series when due either at maturity, upon redemption, by declaration or otherwise; or

     - SunTrust fails to perform or materially breaches any other covenant in the indenture for 90 days after written notice to SunTrust by the debt trustee or to the debt trustee and SunTrust by the holders of at least 25% in principal amount of the subordinated debt securities of that series; or

     - certain events of bankruptcy, insolvency or reorganization relating to SunTrust occur; or

     - any other indenture event of default provided with respect to such series of subordinated debt securities as described in the related prospectus supplement.

     The indenture provides that the debt trustee may withhold notice of an indenture event of default to the holders of a series of subordinated debt securities, except a default in payment of principal, premium, if any, or interest on, such subordinated debt securities, if the debt trustee considers it in the interest of such holders to do so.

     The indenture provides that if an indenture event of default with respect to any series of subordinated debt securities exists, either the debt trustee or the holders of 25% in principal amount of the outstanding subordinated debt securities of the series may declare the principal of all subordinated debt securities of the series to be due and payable immediately. In certain instances, the holders of a majority of the outstanding principal amount of the subordinated debt securities of such series may annul such declaration or waive such defaults, except defaults in payment of principal of, premium, if any, or interest on, the subordinated debt securities.

     The holders of a majority in the outstanding aggregate principal amount of the subordinated debt securities of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee under the indenture with respect to such series, provided the holders have offered to the debt trustee reasonable indemnity against expenses and liabilities. The indenture also provides that a holder of any subordinated debt security may institute suit for the enforcement of any payment of principal of, or premium, if any, and interest on, such subordinated debt security on the stated maturity or upon repayment or redemption of such subordinated debt security and that this right may not be impaired without such holder's consent. Under the indenture, SunTrust must file annually with the debt trustee a certificate as to the absence of certain defaults under the indenture.

AMENDMENT AND MODIFICATION OF THE INDENTURE

     SunTrust and the debt trustee may, with the consent of the holders of a majority of the outstanding aggregate principal amount of the subordinated debt securities of all affected series, amend or modify the indenture. No amendment or modification may, without the consent of each affected holder:

     - change the fixed maturity date of any subordinated debt securities,

     - reduce the principal amount of the subordinated debt securities,

     - reduce the rate or extend the time of payment of interest on the subordinated debt securities,

     - make the principal of, premium, if any, or interest on, the subordinated debt securities payable in any coin or currency other than that provided in the subordinated debt securities,

     - impair or affect the right of any holder of subordinated debt securities to institute suit for the payment thereof or reduce any amount payable on prepayment, or

     - reduce the percentage of subordinated debt securities for which the consent of the holders is required for any such modification.

     If subordinated debt securities of a series are held by a Trust or a trustee, any amendment or modification of the indenture requiring consent as described above will also require the consent of the holders of all or a majority in liquidation amount of the preferred securities and common securities of the applicable Trust, as the case may be. As a result of these pass-through voting rights with respect to amendments and modifications to the indenture, no amendment or modification to the indenture will be effective until the holders of all or a majority in liquidation amount of the preferred securities and common securities consent to the amendment or modification.

SATISFACTION AND DISCHARGE

     The indenture provides that SunTrust may discharge its obligations to holders of any series of subordinated debt securities that either have or will within one year become due and payable by irrevocably depositing with the debt trustee funds in an amount sufficient to pay in full all of the outstanding the subordinated debt securities of such series. In such event, the indenture will no longer be effective with respect to that series, except as to SunTrust's obligations to pay all other sums due with respect to that series, and SunTrust will have satisfied and discharged the indenture with respect to that series.

GOVERNING LAW

     The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

     Bank One, N.A., which serves as the debt trustee, the institutional trustee and the guarantee trustee, has a principal corporate trust office at 153 West 51st Street, New York, New York 10019. SunTrust and its affiliates have normal banking relationships with the debt trustee and its affiliates in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each trust may issue from time to time one series of preferred securities pursuant to an amended and restated declaration of trust, which we refer to as an "amended declaration". Each amended declaration will be qualified as an indenture under the Trust Indenture Act. The terms of the preferred securities of a Trust will include those in the applicable amended declaration and those made a part of the amended declaration by the Trust Indenture Act. You should read the following description together with the applicable amended declaration to help you understand the terms of the preferred securities. A copy of each amended declaration will be filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

     The terms of the preferred securities issued by either Trust will mirror the terms of the subordinated debt securities purchased by the Trust, which will be described in the applicable prospectus supplement. The prospectus supplement relating to the preferred securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

     - the designation of the preferred securities;

     - the number and the initial public offering price of the preferred securities;

     - the annual distribution rate, or method of determining such rate, the date or dates upon which such distributions shall be payable and the date or dates from which distributions shall accrue;

     - whether distributions will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on the preferred securities will be cumulative;

     - the amount that will be paid out of the assets of such Trust to the holders of preferred securities upon dissolution, winding-up or termination of such Trust;

     - whether the applicable Trust may redeem the preferred securities and the redemption price and other terms and conditions relative to the redemption rights;

     - any voting rights;

     - the terms and conditions, if any, upon which subordinated debt securities may be distributed to holders of preferred securities;

     - any sinking fund provision;

     - any conversion rights;

     - if applicable, any securities exchange upon which the preferred securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by such Trust not inconsistent with the amended declaration or with applicable law.

     SunTrust will guarantee all preferred securities to the extent set forth below under "Description of the Guarantees." Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

     In connection with the issuance of preferred securities by a Trust, the Trust will issue one series of common securities, which will have the terms set forth in the amended declaration. Except for voting rights, the terms of the common securities issued by a Trust will be identical to the terms of the preferred securities issued by such Trust, and the common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the preferred securities. If an event of default under the amended declaration exists, which we refer to as a "declaration event of default," the rights of the holders of the common securities to receive distributions and payments upon liquidation, redemption and otherwise will rank junior to the rights of the holders of the preferred securities. Except in limited circumstances, the common securities will also have the right to vote to appoint, remove or replace any of the trustees of a Trust. SunTrust will own all of the common securities of each Trust.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a declaration event of default exists, the holders of preferred securities of the applicable Trust will rely on the institutional trustee's enforcement of its rights against SunTrust as a holder of the subordinated debt securities issued to such Trust. In addition, the holders of a majority in liquidation amount of the preferred securities of such Trust may direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred upon the institutional trustee under the applicable amended declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the institutional trustee fails to enforce its rights under the applicable series of subordinated debt securities, a holder of the applicable preferred securities may institute a legal proceeding directly against SunTrust to enforce the institutional trustee's rights without first instituting any legal proceeding against the institutional trustee or any other person or entity. Notwithstanding the foregoing, if a declaration event of default exists due to the failure of SunTrust to make payments on the applicable subordinated securities when due, then a holder of applicable preferred securities may bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of amounts due on the subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. Such holder need not first:

     - direct the institutional trustee to enforce the terms of the subordinated debt securities or

     - sue SunTrust to enforce the institutional trustee's rights under the subordinated debt securities.

In connection with any direct action, SunTrust, as holder of the common securities, will be subrogated to the rights of such holder of preferred securities under the applicable amended declaration to the extent of any payment made by SunTrust to such holder.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     For information concerning the relationship between SunTrust and Bank One, N.A., the institutional trustee, see "Description of the Subordinated Debt Securities -- The Debt Trustee."

                         DESCRIPTION OF THE GUARANTEES

     In connection with the issuance by a Trust of any preferred securities, SunTrust will execute and deliver a guarantee for the benefit of the holders from time to time of the preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Bank One, N.A., which we refer to as the "guarantee trustee," will act as trustee under each guarantee for purposes of the Trust Indenture Act. The terms of the guarantee will include those in the guarantee and those made a part of the guarantee by the Trust Indenture Act. The following summary of the material terms and provisions of the guarantee is not intended to be complete. You should read the following description together with the guarantee to help you understand the terms of the guarantee. A copy of the guarantee has filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

     Pursuant to each guarantee, SunTrust will irrevocably and unconditionally agree, to the extent set forth in such guarantee, to pay in full, to the holders of the applicable preferred securities, the guarantee payments when due. The following payments, to the extent not paid by the relevant Trust, constitute "guarantee payments":

     - any accrued and unpaid distributions required to be paid on such preferred securities;

     - the redemption price with respect to any preferred security called for redemption; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the applicable Trust, other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities upon maturity or redemption, the lesser of:

         (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on such preferred securities to the date of payment, and

         (2) the amount of assets of such Trust remaining available for distribution to holders of such preferred securities in liquidation of such Trust.

     The redemption price and liquidation amount will be fixed at the time the preferred securities are issued.

     SunTrust will guarantee payments of distributions and other payments due on the preferred securities to the extent funds are available therefor. If SunTrust does not make a required payment on the related subordinated debt securities, a Trust will not have sufficient funds to make the related payment on the preferred securities. The guarantee does not cover payments on any preferred securities when the applicable Trust does not have sufficient funds to make such payments. SunTrust's obligation to make a guarantee payment may be satisfied by SunTrust paying or causing the relevant Trust to pay the required amount directly to the holders of preferred securities.

     The guarantee, when taken together with SunTrust's obligations under the subordinated debt securities, the indenture and the amended declaration, including its obligations as issuer of the subordinated debt securities to pay costs, expenses, debts and liabilities of the Trusts, other than with respect to the preferred securities and common securities, will provide a full and unconditional guarantee, on a subordinated basis, by SunTrust of payments due on the preferred securities.

AMENDMENT OF THE GUARANTEES

     The holders of at least a majority in liquidation amount of the outstanding preferred securities of a Trust may amend the relevant guarantee. No such approval will be required, however, with respect to amendments that do not adversely affect the rights of holders of such preferred securities. The manner of obtaining any such approval will be set forth in the applicable prospectus supplement.

     SunTrust will also guarantee irrevocably and unconditionally each Trust's obligations with respect to the common securities to the same extent as the guarantees, except that upon an indenture event of default, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

TERMINATION

     Each guarantee will terminate:

     - upon full payment of the redemption price of all preferred securities of the applicable Trust,

     - upon distribution of the subordinated debt securities held by the applicable Trust to the holders of the preferred securities of such Trust, or

     - upon full payment of the amounts payable upon liquidation in accordance with the applicable amended declaration.

     Each guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any holder of the applicable preferred securities is required to restore payment of any sums paid under such preferred securities or such guarantee.

EVENTS OF DEFAULT

     An event of default under a guarantee will occur if SunTrust fails to perform any of its payment or other obligations under the guarantee. The holders of a majority in liquidation amount of the preferred securities relating to such guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such preferred securities. If the guarantee trustee fails to enforce such guarantee, any holder of preferred securities relating to such guarantee may institute a legal proceeding directly against SunTrust to enforce the guarantee trustee's rights under such guarantee, without first instituting a legal proceeding against the relevant Trust, the guarantee trustee or any other person or entity. Notwithstanding the foregoing, if SunTrust has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against SunTrust to enforce the guarantee for such payment. SunTrust waives any right or remedy to require that any action be brought first against such Trust or any other person or entity before proceeding directly against SunTrust.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Unless the applicable prospectus supplement states otherwise, the guarantees will constitute unsecured obligations of SunTrust and will rank:

     - junior to certain of SunTrust's other liabilities, which may include both senior and subordinated indebtedness for money borrowed, to the extent set forth in the applicable prospectus supplement,

     - equally with any guarantee entered into by SunTrust in respect of any other Delaware statutory business trust or other similar financing vehicle sponsored by SunTrust, and

     - senior to all of SunTrust's capital stock and to any guarantee SunTrust has or will enter into in respect of any of SunTrust's capital stock.

     The terms of the preferred securities provide that each holder, by acceptance of such preferred securities, agrees to the subordination provisions and other terms of the guarantee relating thereto as described in the applicable prospectus supplement.

     The guarantees will constitute a guarantee of payment and not of collection. A guarantee of payment entitles the guaranteed party to institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities unless offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with such action.

     For information concerning the relationship between SunTrust and the guarantee trustee, see "Description of the Subordinated Debt Securities -- The Debt Trustee."

GOVERNING LAW

     The guarantees will be governed by and construed in accordance with the laws of the State of New York.

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                       DEBT SECURITIES AND THE GUARANTEES

     As set forth in the applicable amended declaration, each Trust exists for the sole purpose of:

     - issuing its preferred securities and common securities which represent undivided beneficial interests in its assets,

     - investing the gross proceeds received from the sale of the preferred securities and common securities in an equal aggregate principal amount of subordinated debt securities of SunTrust, and

     - engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

     As long as SunTrust makes payments when due on the subordinated debt securities held by a given Trust, such payments will be sufficient to cover payments due on the preferred securities and common securities of such Trust because of the following factors:

     - the aggregate principal amount of such subordinated debt securities will equal the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

     - the interest rate and payment dates for the subordinated debt securities will match the distribution rate and payment dates for the preferred securities; and

     - SunTrust, as issuer of the subordinated debt securities, will pay, and the applicable Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the applicable Trust, other than with respect to the preferred securities and common securities.

     SunTrust will guarantee payments due on the preferred securities to the extent funds are available for these payments, as set forth under "Description of the Guarantees." If SunTrust does not make interest payments on the subordinated debt securities purchased by the applicable Trust, the Trust will not have sufficient funds to pay distributions on its preferred securities. A guarantee does not apply to any payment of distributions when a Trust does not have sufficient funds to pay such distributions. A guarantee covers the payment of distributions and other payments on the related preferred securities only if, and to the extent that, SunTrust has made a payment of interest or principal on the subordinated debt securities held by such Trust.

     If SunTrust does not make payments on the subordinated debt securities held by a Trust when due, the holders of the preferred securities may direct the institutional trustee to enforce its rights under such subordinated debt securities. If the institutional trustee fails to enforce its rights, a holder of preferred securities may institute a legal proceeding against SunTrust to enforce the institutional trustee's rights under the subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. Notwithstanding the foregoing, if a declaration event of default exists due to SunTrust's failure to make payments on the subordinated debt securities when due, then a holder of preferred securities may institute a direct action for payment on or after the respective due date specified in the subordinated debt securities. In connection with such direct action, SunTrust will be subrogated to the rights of such holder of preferred securities to the extent of any payment made by SunTrust to such holder in such direct action.

     Under each guarantee, SunTrust acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the related preferred securities. If SunTrust does not make payments under a guarantee, the guarantee provides a mechanism whereby the holders of the related preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against SunTrust to enforce the guarantee trustee's rights under the related guarantee without first instituting a legal proceeding against the applicable Trust, the guarantee trustee, or any other person or entity.

     We believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by SunTrust on a subordinated basis of payments due on preferred securities. See "Description of the Guarantees -- General."

                              PLAN OF DISTRIBUTION

     We and SunTrust may sell securities:

     - through underwriters or dealers;

     - through agents; or

     - directly to one or more purchasers.

     Any such underwriters, dealers or agents may include any of SunTrust's broker-dealer subsidiaries, including SunTrust Capital Markets Inc. and SunTrust Securities, Inc.

     The distribution of the securities may be effected from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale;

     - at prices related to such prevailing market prices, or

     - at negotiated prices.

     For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

     - the initial public offering price;

     - the names of any underwriters, dealers or agents;

     - the purchase price of the securities;

     - the proceeds from the sale of the securities to us and SunTrust;

     - any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

     - any discounts or concessions allowed or reallowed or repaid to dealers;
       and

     - the securities exchanges on which the securities will be listed, if any.

     If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

     If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

     Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price.

This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     The securities will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

     SunTrust's broker-dealer subsidiaries are members of the NASD and may participate in distributions of securities. Accordingly, offerings of securities in which SunTrust's broker-dealer subsidiaries participate will conform with the provisions of Rule 2720 of the Conduct Rules of the NASD.

     This prospectus, together with any applicable prospectus supplement, may also be used by any of SunTrust's broker-dealer subsidiaries in connection with offers and sales of securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of SunTrust's broker-dealer subsidiaries, including SunTrust Capital Markets Inc. and SunTrust Securities, Inc., may act as principal or agent in such transactions. None of SunTrust's broker-dealer subsidiaries has any obligation to make a market in any of the securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, SunTrust and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise stated in the applicable prospectus supplement, the validity of the subordinated debt securities and the guarantees will be passed upon for us and SunTrust by Raymond D. Fortin, Senior Vice President and Secretary of SunTrust, and by King & Spalding. Certain matters of Delaware law relating to the preferred securities, the amended declaration and our creation will be passed upon on our behalf by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to both us and SunTrust. The validity of the preferred securities and the subordinated debt securities will be passed upon for agents or underwriters, if any, by Skadden, Arps, Slate, Meagher & Flom LLP. Certain matters relating to United States federal income tax considerations will be passed upon for us and SunTrust by King & Spalding. As of October 31, 2001, Mr. Fortin beneficially owned 6,800 shares of SunTrust's common stock which are unrestricted and 20,800 shares of common stock which are restricted, and held options to purchase 16,400 shares.

                                    EXPERTS

     The audited consolidated financial statements of SunTrust incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

Securities and Exchange Commission registration fee.........   $ 75,000
Attorneys' fees and expenses................................    100,000
Blue sky fees and expenses..................................     10,000
Accounting fees and expenses................................     50,000
Trustees' fees and expenses.................................     20,000
Printing and engraving expenses.............................     50,000
Paying agent fees...........................................     10,000
Miscellaneous expenses......................................     25,000
                                                               --------
          Total.............................................   $340,000
                                                               ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     PART 5 OF ARTICLE 8 OF THE GEORGIA BUSINESS CORPORATION CODE STATES 14-2-850. PART DEFINITIONS.

     As used in this part, the term:

          (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, Trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

          (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

             (A) A party to the proceeding; or

             (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

          (4) "Expenses" includes counsel fees.

          (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (6) "Official capacity" means:

             (A) When used with respect to a director, the office of director in a corporation; and

             (B) When used with respect to an officer, as contemplated in Code
        Section 14-2-857, the office in a corporation held by the officer.

     Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, Trust, employee benefit plan, or other entity.

          (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

14-2-851.  AUTHORITY TO INDEMNIFY.

     (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

          (1) Such individual conducted himself or herself in good faith; and

          (2) Such individual reasonably believed:

             (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

             (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

             (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

     (c) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

     (d) A corporation may not indemnify a director under this Code section:

          (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

          (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

14-2-852.  MANDATORY INDEMNIFICATION.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853.  ADVANCE FOR EXPENSES.

     (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

          (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

          (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

     (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

     (c) Authorization under this Code section shall be made:

          (1) By the board of directors:

             (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

             (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

          (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854.  COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.

     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

          (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

          (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

     (b) The determination shall be made:

          (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

          (2) By a special legal counsel:

             (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

             (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

          (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.

14-2-856.  SHAREHOLDER APPROVED INDEMNIFICATION.

     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

          (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

          (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

          (3) For the types of liability set forth in Code Section 14-2-832; or

          (4) For any transaction from which he or she received an improper personal benefit.

     (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

          (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

          (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

     (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

          (1) To the same extent as a director; and

          (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

             (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

             (B) Acts or omission which involve intentional misconduct, or a knowing violation of law;

             (C) The types of liability set forth in Code Section 14-2-832; or

             (D) Receipt of an improper personal benefit.

          (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

          (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

          (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858.  INSURANCE.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, Trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859.  APPLICATION OF PART.

     (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

     (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

     (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

     (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

     (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

ARTICLES OF INCORPORATION AUTHORITY

     Article 14 of SunTrust Banks, Inc.'s Articles of Incorporation provides:

          In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

BYLAW AUTHORITY

     Article VII of SunTrust Banks, Inc.'s Bylaws provides:

     Section 1. DEFINITIONS.  As used in this Article, the term:

          (A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (C) "Disinterested director" means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in
     Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

          (D) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

          (E) "Expenses" includes counsel fees.

          (F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (G) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

          (H) "Official capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

          (I) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (J) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

     Section 2. BASIC INDEMNIFICATION ARRANGEMENT.

          (A) Except as provided in subsections 2(D) and 2(E) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

          (C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

          (D) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

     Section 3. ADVANCES FOR EXPENSES.

          (A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation's Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

          (B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

          (C) Authorizations under this Section shall be made: (i) By the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

     Section 4. AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO
                INDEMNIFICATION.

          (A) The Corporation shall not indemnify a director or Officer under
     Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

          (B) The determination referred to in subsection 4(A) above shall be made:

             (i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

             (ii) by special legal counsel:

                (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or

                (2) if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

             (iii) by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

          (C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

          (D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

          (E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).

     Section 5. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES. A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

          (i) The director is entitled to indemnification under this part; or

          (ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

     If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

     Section 6. INDEMNIFICATION OF OFFICERS AND EMPLOYEES.

          (A) Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.

          (B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and (ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections (A)(i) through (A)(iv) of Section 7.

     The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.

     Section 7. SHAREHOLDER APPROVED INDEMNIFICATION.

          (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

             (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

             (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

             (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

             (iv) for any transaction from which he received an improper personal benefit.

          (B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

             (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and

             (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

     Section 8. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.

     Section 9. WITNESS FEES. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

     Section 10. REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.

     Section 11. SEVERABILITY. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

     Section 12. INDEMNIFICATION NOT EXCLUSIVE. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.

UNDERWRITING AGREEMENT

     Pursuant to the form of underwriting agreement, filed as Exhibit 1.1 to this Registration Statement, SunTrust Banks, Inc. has agreed to indemnify the underwriters, if any, against certain liabilities under federal and state securities laws.

INSURANCE

     SunTrust Banks, Inc. has purchased a policy of directors and officers liability (including company reimbursement coverage) insurance that provides certain coverage for the Registrant and its subsidiaries and their respective directors and officers with respect to, among other things, liability under federal and state securities laws.

INDEMNIFICATION OF TRUSTS

     The declaration of trust of each Trust limits the liability of the trustees to the Trust and certain other persons and provides for the indemnification by the Trust or SunTrust Banks, Inc. of the trustees, their officers, directors and employees and certain other persons.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBITS
-------                         -----------------------
 1.1     --   Form of Underwriting Agreement.
 4.1     --   Certificate of Trust of SunTrust Capital V. (Certificate of
              Trust for SunTrust Capital VI, identical except for the
              name, will be filed on request.)
 4.2     --   Declaration of Trust of SunTrust Capital V. (Declaration of
              Trust for SunTrust Capital VI, identical except for the
              name, will be filed on request.)
 4.3.1*  --   Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Floating Rate
              Preferred Securities.
 4.3.2   --   Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Fixed Rate Preferred
              Securities.
 4.4     --   Form of Indenture to be used in connection with the issuance of Subordinated Debt Securities.
 4.5.1*  --   Form of Floating Rate Preferred Security (included in
              Exhibit 4.3.1).
 4.5.2   --   Form of Fixed Rate Preferred Security (included in Exhibit
              4.3.2).
 4.6.1*  --   Form of Floating Rate Subordinated Debt Security (included in Exhibit 4.9.1).
 4.6.2   --   Form of Fixed Rate Subordinated Debt Security (included in
              Exhibit 4.9.2).
 4.7     --   Form of Common Securities Guarantee.
 4.8     --   Form of Preferred Securities Guarantee.
 4.9.1*  --   Form of Supplemental Indenture to be used in connection with the issuance by the Company of Floating Rate Subordinated
              Debt Securities.
 4.9.2   --   Form of Supplemental Indenture to be used in connection with the issuance by the Company of Fixed Rate Subordinated Debt
              Securities.
 5.1     --   Opinion of King & Spalding as to the legality of the
              Subordinated Debt Securities and Preferred Securities
              Guarantees to be issued by SunTrust (including the Consent of such Counsel).
 5.2     --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
              the legality of the Preferred Securities to be issued by the
              Trusts (including the Consent of such Counsel).
 8.1*    --   Form of Tax Opinion of King & Spalding.
12.1     --   Computation of the Ratio of Earnings to Fixed Charges.
23.1     --   Consent of Arthur Andersen LLP.
23.2     --   Consent of King & Spalding (included in Exhibit 5.1).
23.3     --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included in Exhibit 5.2).
25.1     --   Statement of Eligibility of Debt Trustee under the
              Indenture.
25.2     --   Statement of Eligibility of Institutional Trustee under the
              Amended and Restated Declaration of Trust of SunTrust
              Capital V.
25.3     --   Statement of Eligibility of Institutional Trustee under the
              Amended and Restated Declaration of Trust of SunTrust
              Capital VI.
25.4     --   Statement of Eligibility of Guarantee Trustee under the
              Preferred Securities Guarantee of SunTrust for the benefit of the holders of Preferred Securities of SunTrust Capital V
              (included in Exhibit 25.1).
25.5     --   Statement of Eligibility of Guarantee Trustee under the
              Preferred Securities Guarantee of SunTrust for the benefit of the holders of Securities of SunTrust Capital VI
              (included in Exhibit 25.1).

---------------

* To be filed under a Current Report on Form 8-K and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

     Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by any registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) In connection with an underwritten offering, the Trusts hereby undertake to provide to the underwriter, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 13, 2001.

                                          SUNTRUST BANKS, INC.

                                          By:     /s/ L. PHILLIP HUMANN
                                            ------------------------------------
                                                     L. Phillip Humann
                                              Chairman of the Board, President
                                                and Chief Executive Officer

                                          SUNTRUST CAPITAL V

                                          By:     /s/ RAYMOND D. FORTIN
                                            ------------------------------------
                                                     Raymond D. Fortin
                                                      Regular Trustee

                                          SUNTRUST CAPITAL VI

                                          By:     /s/ RAYMOND D. FORTIN
                                            ------------------------------------
                                                     Raymond D. Fortin
                                                      Regular Trustee

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. PHILLIP HUMANN, Chairman of the Board, President, Chief Executive Officer and a Director of the Company, JOHN W. SPIEGEL, Vice Chairman and Chief Financial Officer of the Company, RAYMOND D. FORTIN, Senior Vice President and Secretary of the Company, and MARK A. CHANCY, Senior Vice President and Treasurer of the Company, or any one of them, and any agent for service named in this Registration Statement and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities with SunTrust Banks, Inc. and on the date indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                  /s/ L. PHILLIP HUMANN                  Chairman of the Board,        November 13, 2001
        ------------------------------------------     President, Chief Executive
                    L. Phillip Humann                     Officer and Director

                   /s/ JOHN W. SPIEGEL                   Vice Chairman and Chief       November 13, 2001
        ------------------------------------------          Financial Officer
                     John W. Spiegel

                /s/ WILLIAM P. O'HALLORAN               Senior Vice President and      November 13, 2001
        ------------------------------------------    Controller (Chief Accounting
                  William P. O'Halloran                         Officer)

                    /s/ J. HYATT BROWN                          Director               November 13, 2001
        ------------------------------------------
                      J. Hyatt Brown

                  /s/ ALSTON D. CORRELL                         Director               November 13, 2001
        ------------------------------------------
                    Alston D. Correll

                   /s/ DOUGLAS N. DAFT                          Director               November 13, 2001
        ------------------------------------------
                     Douglas N. Daft

                    /s/ A. W. DAHLBERG                          Director               November 13, 2001
        ------------------------------------------
                      A. W. Dahlberg

                  /s/ PATRICIA C. FIRST                         Director               November 13, 2001
        ------------------------------------------
                    Patricia C. First

                  /s/ M. DOUGLAS IVESTER                        Director               November 13, 2001
        ------------------------------------------
                    M. Douglas Ivester

             /s/ SUMMERFIELD K. JOHNSTON, JR.                   Director               November 13, 2001
        ------------------------------------------
               Summerfield K. Johnston, Jr.

                   /s/ DAVID H. HUGHES                          Director               November 13, 2001
        ------------------------------------------
                     David H. Hughes

                /s/ JOSEPH L. LANIER, JR.                       Director               November 13, 2001
        ------------------------------------------
                  Joseph L. Lanier, Jr.

                 /s/ G. GILMER MINOR, III                       Director               November 13, 2001
        ------------------------------------------
                   G. Gilmer Minor, III

                   /s/ LARRY L. PRINCE                          Director               November 13, 2001
        ------------------------------------------
                     Larry L. Prince

                  /s/ R. RANDALL ROLLINS                        Director               November 13, 2001
        ------------------------------------------
                    R. Randall Rollins

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----


                 /s/ FRANK S. ROYAL, M.D.                       Director               November 13, 2001
        ------------------------------------------
                   Frank S. Royal, M.D.

                  /s/ JAMES B. WILLIAMS                         Director               November 13, 2001
        ------------------------------------------
                    James B. Williams